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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of Earliest Event Reported):  May 20, 1998

                          REPUBLIC GROUP INCORPORATED

             (Exact name of registrant as specified in its charter)



        DELAWARE                      1-7210                   75-1155922

(State or other jurisdiction        (Commission             (I.R.S. Employer
     of incorporation)              File Number)         Identification Number)



                              811 East 30th Avenue
                           Hutchinson, Kansas  67502

                    (Address of principal executive offices)



                                 (316) 727-2700

                          (Registrant's Telephone No.)
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ITEM 5.   OTHER EVENTS

         Certain matters discussed in this report may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are based on current expectations and entail various risks and uncertainties. The forward-looking statements may not be realized owing to a number of factors -- including general economic and competitive conditions, foreign currency exchange rates, weather, market acceptance of products produced by the new project described below, raw material availability and costs, facility fuel costs, labor shortages and costs, financing risks associated with the new project, changing circumstances affecting the viability of the new project and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

         On May 20, 1998, the Company announced that its Board of Directors has approved plans to build and operate a new, 100% recycled paperboard mill with an annual capacity exceeding 220,000 tons. The new mill will be located in Lawton, Oklahoma, a location chosen for its convenience with respect to the Company's shipments to its customers throughout North America. The new mill (the "Lawton Mill") will supply external customers with premium gypsum-grade paperboard, a significant portion of which will be sold to James Hardie Gypsum, Inc. under a long-term contract. James Hardie Gypsum, Inc. is a major independent supplier of gypsum wallboard in the U.S. market. Additionally, the Lawton Mill will supply the Company's own gypsum wallboard facility in Duke, Oklahoma (the "Duke Plant"), which is currently undergoing an expansion, expected to be completed during the summer, that will double the Duke Plant's effective capacity to 1.2 billion square feet annually. While the Lawton Mill has been designed to make premium gypsum-grade paperboard, it will also have the capability to produce a variety of other paperboard products. Construction of the Lawton Mill is currently scheduled to commence in June 1998 and is expected to be completed by the end of 1999.

         Total construction costs for the Lawton Mill are estimated to be approximately $150-$170 million. The Company anticipates financing the Lawton Mill through debt financing, all or a portion of which may be secured by substantially all of the assets of the Company and its subsidiaries. On May 15, 1998, the Company increased to $50.0 million amounts available to it under its existing revolving line of credit in order to finance the ongoing expansion of the Duke Plant and provide funds for the construction of the Lawton Mill until permanent financing can be obtained. With respect to the costs associated with the Lawton Mill, the Company plans to expense start-up costs and capitalize all project costs and interest payments, as required under GAAP, until the Lawton Mill is operational. The Company expects that the start-up of the Lawton Mill and the transition of the portion of the production of the Company's paperboard mills that currently supply the Duke Plant to other customers will be non-accretive to earnings until approximately one (1) to two
(2) years after commencement of operations at the Lawton Mill.





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ITEM 7.          FINANCIAL STATEMENTS AND EXHIBITS

         (c)     Exhibits

                 99.1 Fourth Amendment to Loan Documents, dated as of April 28, 1998, between Republic Group Incorporated, Republic Paperboard Company, Republic Paperboard Company of West Virginia, Republic Gypsum Company and NationsBank, N.A.

                 99.2 Letter Agreement dated May 5, 1998 between Republic Group Incorporated, Republic Paperboard Company, Republic Paperboard Company of West Virginia, Republic Gypsum Company and NationsBank, N.A.

                 99.3     Press Release, dated May 20, 1998.





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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   REPUBLIC GROUP INCORPORATED



Dated:  May 27, 1998               By: /s/ Doyle R. Ramsey
                                      ----------------------------------------
                                   Printed Name: Doyle R. Ramsey
                                   Title: Vice President - Finance and
                                          Chief Financial Officer





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                                 EXHIBIT INDEX


Item
Number           Description                                                                                         Page
------           -----------                                                                                         ----
 99.1      Fourth Amendment to Loan Documents, dated as of April 28, 1998, between Republic Group                     6
           Incorporated, Republic Paperboard Company, Republic Paperboard Company of West Virginia,
           Republic Gypsum Company and NationsBank, N.A.

 99.2      Letter Agreement dated May 5, 1998 between Republic Group Incorporated, Republic Paperboard               15
           Company, Republic Paperboard  Company of West Virginia, Republic Gypsum Company and NationsBank,
           N.A.

 99.3      Press Release, dated May 20, 1998.                                                                        18





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